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                                 Exhibit 10(h)

                      THE NEWHALL LAND AND FARMING COMPANY
                     SENIOR MANAGEMENT SURVIVOR INCOME PLAN


            The Newhall Land and Farming Company Senior Management Survivor Income Plan is proposed for the purpose of providing income security for beneficiaries of certain key employees who contribute significantly to the success of the Company. Upon approval by the Board of Directors, this Plan is effective immediately. Covered employees are the Chairman, President, Executive Vice Presidents and Senior Vice Presidents. In addition, other participants may be included upon recommendation by the Chairman of the Board and approval by the Compensation Committee appointed by the Board of Directors of the Company. All participants will be notified in writing of their eligibility.

            All determinations by the Chairman of the Board or the Compensation Committee appointed by the Board of Directors of the Company shall be within the sole and exclusive discretion of such person or committee and shall be final and binding upon all parties. However, no such determination may be made on the basis of age, sex, race or national origin of any Employee.

                                    BENEFITS

            Spouse's Benefit. A participant's surviving Spouse shall receive an annual benefit (payable one twelfth monthly) for life, equal to fifty percent (50%) of the Participant's Compensation (Annual Base Salary); provided such benefit shall be reduced by the following offsets, each of which shall apply to reduce such benefit for the entire period with respect to which such benefit is payable.

            (a) Social Security Offset. Each monthly payment shall be reduced by any amount the Spouse is entitled to receive as a Survivor's Benefit under the Social Security Act, such amount to be determined as of the first month that such Survivor's benefit is payable to the Spouse. The amount of this monthly reduction shall not change as a result of cost of living adjustments or any other adjustments to a Spouse's entitlement to benefits under the Social Security Act.

            (b) Retirement Plan Offset. Each monthly payment shall be reduced by any amount the Spouse is entitled to receive from the Participant's account in The Newhall Land and Farming Company Retirement Plan and Special Supplemental Retirement Plans provided by the Company. The amount of this monthly reduction shall not change as a result of any adjustments to the benefit amount under the provisions of the Retirement Plan.

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                                 Exhibit 10(h)


            Minor Child's Benefit.

            (a) In the event that a participant is survived by Minor Children (Child of a Participant, including an adopted Child, who has not yet attained age twenty-two (22)) and leaves no surviving Spouse, or is survived by a Spouse who then dies and is survived by Minor Children, each surviving Minor Child shall receive a monthly benefit equal to twenty-five (25%) of the Spouse's benefit set forth above, as reduced by the Offsets. If the Participant or Spouse is survived by five (5) or more Minor Children, each Minor Child's percentage shall be reduced pro-rata so that the total equals one hundred percent (100%). No such reduced benefit to a Minor Child shall be increased by reason of the cessation of benefit payments to another Minor Child.

                              PAYMENT OF BENEFITS

            Spouse's Benefit. The benefit payable to a Spouse shall begin as of the first day of the month that coincides with or next follows the Participant's date of death and shall end as of the first day of the month that precedes the Spouse's death.

            Minor Child's Benefit. The benefit payable to a Minor Child shall begin as of the first day of the month that coincides with or next follows the later of (1) the Participant's date of death or (2) the Spouse's date of death, and shall end as of the first day of the month that precedes the earlier of the Minor Child's (1) death or (2) attainment of age twenty-two (22). However, if a beneficiary who has received a payment is disabled (physically or mentally incapable of self support) upon attainment of age twenty-two (22), he shall continue to receive monthly payments until the first day of the month that precedes the earlier of (1) that date as of which he is no longer disabled or
(2) the date of his death.

                           AMENDMENT AND TERMINATION

            The Plan may be amended, in whole or in part, or terminated, at any time by the Compensation Committee appointed by the Board of Directors. However, no such amendment or termination shall affect the rights of any beneficiary who is receiving benefits under the Plan at the time of such amendment or termination. Notice of each amendment to the Plan, or termination of the Plan, shall be provided in writing to each Participant or Beneficiary who is receiving benefit payments under provisions of the Plan.

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                                 Exhibit 10(h)

                                 MISCELLANEOUS



            Non-alienation of Benefits. No Participant, Beneficiary, legatee, heir, or any other person shall have the right to commute, encumber, assign, transfer, pledge, or otherwise anticipate or dispose of the right to receive payments under the Plan.

            No Trust Created: Unsecured Creditors. No action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Beneficiary, or any other person. Any amounts payable under the Plan shall continue for all purposes to be part of the general assets of the Company and, thus, subject to the claims of the Company's creditors. The Company shall in no way be restricted with regard to the control, investment, and use of such amounts. To the extent that any person acquires the right to receive payment from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

            No Guarantee of Employment. Nothing contained herein shall be construed as conferring upon a Participant the right to continue as an employee of the Company in any capacity.

            Governing Law. The Plan shall be construed in accordance with and governed by the law of the State of California to the extent that such law is not preempted by applicable federal law.

            IN WITNESS WHEREOF, The Company has hereunder caused its authorized officers to execute this instrument in its name and upon its behalf this 18th day of July, 1985.

                                        THE NEWHALL LAND AND FARMING COMPANY

                                        By  / S / Thomas L. Lee
                                            -----------------------------------

                                        By  / S / Brent C. Anderson, Controller
                                            -----------------------------------


Received by:

  / S / Robert D. Wilke
- -------------------------

          7/18/85
- -------------------------
          (DATE)

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                                 Exhibit 10(h)



                      THE NEWHALL LAND AND FARMING COMPANY
                     SENIOR MANAGEMENT SURVIVOR INCOME PLAN

                       ELIGIBLE PARTICIPANTS - JULY 1985

1. James F. Dickason            Chairman (declines coverage)
2. Thomas L. Lee                President
3. Gary M. Cusumano             Executive Vice President
4. Robert D. Wilke              Executive Vice President